EXHIBIT 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350

In connection with the filing of the Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2007 (the “Report”) by Sonesta International Hotels Corporation (the “Company”), we, Peter J. Sonnabend, Stephanie Sonnabend and Boy A. J. van Riel, in our respective positions of CEO & Vice Chairman, CEO & President and Treasurer, hereby certify pursuant to 18 U.S.C. ss. 1350, that, to the best of our knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Boston, August 13, 2007

/S/	Peter J. Sonnabend
Name: Peter J. Sonnabend
Title: Chief Executive Officer and Vice Chairman

/S/	Stephanie Sonnabend
Name: Stephanie Sonnabend
Title: Chief Executive Officer and President

/S/	Boy van Riel
Name: Boy A. J. van Riel
Title: Vice President and Treasurer